Exhibit 99.1

TapImmune Announces Reverse Stock Split in Preparation for

Proposed Uplisting to NASDAQ Capital Market

JACKSONVILLE, Florida, September 15, 2016 / TapImmune Inc. (TPIV), a clinical-stage immuno-oncology company specializing in the development of innovative peptide and gene-based immunotherapeutics and vaccines for the treatment of cancer and metastatic disease, announced today that its Board of Directors has approved a 1-for-12 reverse stock split of the Company’s authorized, issued, and outstanding common stock in preparation for its proposed listing of its common stock on the NASDAQ Capital Market. The Company believes that it will meet all of the listing requirements for listing the company’s common stock on the NASDAQ Capital Market.

The reverse stock split will become effective with the Financial Industry Regulatory Authority (FINRA) and in the marketplace on September 16, 2016, whereupon the shares of common stock will begin trading on a split-adjusted basis.

“This reverse stock split is an important step in TapImmune’s corporate development,” stated Dr. Glynn Wilson, CEO of TapImmune Inc. “Moving to a national exchange represents a significant step toward creating long-term stockholder value and attracting a broader, more diverse stockholder base.”

At the effective time of the 1-for-12 reverse stock split, every 12 shares of issued and outstanding common stock will be converted into 1 share of issued and outstanding common stock, and the authorized shares of common stock will be reduced from 500,000,000 to 41,666,667 shares. All fractional shares of common stock will be rounded up to the nearest whole share. Immediately after the reverse stock split becomes effective, the Company will have approximately 8,375,355 shares of common stock outstanding.

TapImmune’s common stock will trade under the ticker symbol “TPIVD” for a period of 20 business days after the reverse stock split has been effected in the marketplace, and stock certificates issued after the reverse stock split will bear the new CUSIP number 876033 408. Before any listing of the common stock on the NASDAQ Capital Market could occur, NASDAQ will need to approve the Company’s application for listing after the reverse stock split is completed. There can be no assurance that the Company’s application will be approved.

Stockholders of record are not required to send in their current stock certificates or evidence of book-entry or other electronic positions for exchange. Following the effectiveness of the reverse stock split, each stock certificate and book-entry or other electronic position representing issued and outstanding shares of the Company’s common stock will be automatically adjusted. Each paper stock certificate will represent one-twelfth of the shares listed thereon. Those stockholders holding common stock in “street name” will receive instructions from their brokers if they need to take any action in connection with the reverse stock split.

All of the Company’s options, warrants, and other convertible securities that are outstanding immediately before the reverse stock split will also be adjusted by dividing the number of shares of common stock into which the options, warrants, and other convertible securities are exercisable or convertible by 12 and multiplying the exercise or conversion price thereof by 12, all in accordance with the terms of the plans, agreements, or arrangements governing such options, warrants, and other convertible securities.

The Company is filing today a Form 8-K with the Securities and Exchange Commission that provides additional details regarding these matters, and readers are encouraged to read such Form 8-K and the exhibits thereto in their entirety.

About TapImmune Inc.

TapImmune Inc. is an immune-oncology company specializing in the development of innovative technologies for the treatment of cancer, including metastasis, and infectious disease. The Company’s peptide or nucleic acid-based immunotherapeutics, comprise one or multiple naturally processed epitopes (NPEs) designed to comprehensively stimulate a patients’ killer T-cells, helper T-cells and to restore or further augment antigen presentation by using proprietary nucleic acid-based expression systems. The Company’s technologies may be used as stand-alone medications or in combination with current treatment modalities. Please visit the Company’s website at www.tapimmune.com for details.

Forward-Looking Statement Disclaimer

This release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this news release concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements”. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stored in such statements. Such risks, uncertainties and factors include, but are not limited to the results of the Phase II clinical trials, the ability to obtain regulatory approval of TPIV 200, the Company’s ability to raise future financing for continued development, the ability to successfully commercialize TPIV 200 and the ability to successfully achieve a Nasdaq Capital Market listing, as well as the risks and uncertainties set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. The Company assumes no obligation to update the forward-looking statements.

CONTACT:

TapImmune Inc.

Glynn Wilson, Ph.D.

Chairman & CEO

(866)-359-7541